Exhibit 99.2

Kevin Rollins	Page 1 of 3
DELL INC.
Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement
Mr. Rollins is employed by Dell Inc., a Delaware corporation, and/or its affiliates (“Dell”), in a position of trust and confidence. In the performance of his duties for Dell, Mr. Rollins will be provided with Dell Sensitive Information (as that term is described below). Dell seeks to protect its confidential and proprietary information, trade secrets and goodwill. Therefore, Mr. Rollins and Dell (collectively, “the Parties”), have agreed as follows:
1. Mr. Rollins and Dell have entered into a Separation Agreement and Release whereby Mr. Rollins will be employed by Dell for a definite period of time (subject to the terms of that Agreement). During Mr. Rollins employment with Dell, Dell agrees to provide Mr. Rollins with Sensitive Information (as that term is defined below) and to associate Mr. Rollins with Dell’s goodwill.
2. “Sensitive Information” means that subset of Confidential Information (as that term is defined in Mr. Rollins’s Employment Agreement with Dell) that is not generally disclosed to non-management employees of Dell. Sensitive Information include:
a. Technical information of Dell, its affiliates, its customers or other third parties that is in use, planned, or under development, such as but not limited to: manufacturing and/or research processes or strategies (including design rules, device characteristics, process flow, manufacturing capabilities and yields); computer product, process and/or devices (including device specification, system architectures, logic designs, circuit implementations); software product (including operating system adaptations or enhancements, language compilers, interpreters, translators, design and evaluation tools and application programs ); and any other databases, methods, know-how, formulae, compositions, technological data, technological prototypes, processes, discoveries, machines, inventions and similar items;
b. Business information of Dell, its affiliates, its customers or other third parties, such as but not limited to: actual and anticipated relationships between Dell and other companies; financial information (including sales levels, pricing, profit levels and other unpublished financial data); global procurement processes, strategies or information; information relating to customer or vendor relationships (including performance requirements, development and delivery schedules, device and/or product pricing and/or quantities, customer lists, customer preferences, financial information, credit information; and similar items;
c. Personnel information of Dell and its affiliates, such as but not limited to: information relating to employees of Dell (including information related to staffing, performance, skills, qualifications, abilities and compensation); key talent information, scaling calls; organizational human resource planning information; and similar items; and
d. Information relating to future plans of Dell, its affiliates, its customers or other third parties, such as but not limited to: marketing strategies; new product research; pending projects and proposals; proprietary production processes; research and development strategies; and similar items.
3. Mr. Rollins agrees not to use, publish, misappropriate, or disclose any Sensitive Information, during or after Mr. Rollins’s employment, except as required in the performance of Mr. Rollins’s duties for Dell or as expressly authorized in writing by Michael Dell.
4. Mr. Rollins agrees not to misappropriate or misuse Dell’s goodwill.

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5. To protect Dell’s Sensitive Information and goodwill, and so as to enforce Mr. Rollins’s agreements herein, Mr. Rollins agrees to the following restrictive covenants:
a. While Mr. Rollins is employed by Dell and for the twelve-month period immediately following the end of Mr. Rollins’s employment with Dell (said date contemplated as May 4, 2007, hereinafter referred to as the “end date”), Mr. Rollins will not, in any geographic region for which Mr. Rollins had direct or indirect responsibility on behalf of Dell or in any geographic region for which Mr. Rollins had Sensitive Information, perform services for a Direct Competitor as an executive-level employee or as a consultant or advisor to executive-level employees of a Direct Competitor.
b. While Mr. Rollins is employed by Dell and for the twelve-month period immediately following the end date, Mr. Rollins will not, directly or indirectly, solicit (or assist another in soliciting) (i) any of Dell’s customers or prospective customers with whom Mr. Rollins had contact on behalf of Dell during the last twelve months of Mr. Rollins’s employment with Dell; or (ii) any of Dell’s customers or prospective customers about whom Mr. Rollins had any Sensitive Information during the last twelve months of Mr. Rollins’s employment with Dell.
c. While Mr. Rollins is employed by Dell and for the twelve-month period immediately following the end date, Mr. Rollins will not, encourage (or assist another in encouraging) any supplier, business partner, or vendor of Dell with whom Mr. Rollins had any contact on behalf of Dell within the last twelve months of Mr. Rollins’s employment or about whom Mr. Rollins had any Sensitive Information to terminate or diminish its relationship with Dell.
d. While Mr. Rollins is employed by Dell and for the twelve-month period immediately following the end date, Mr. Rollins will not, except as required to perform Mr. Rollins’s duties for Dell, (i) directly or indirectly, recruit, solicit or otherwise induce any person who at the time is, or within the preceding twelve months was, an employee of Dell (or any related entity) to end his or her employment with Dell or to accept employment with any other person or entity, or (ii) facilitate; or play any role in (including through any communication at all, whether initiated by Mr. Rollins or others) the decision, consideration or action of any such employee or former employee of Dell to end his or her employment with Dell or to accept employment with any other person or entity.
“Direct Competitor” means any entity, or other business concern that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or are actively developed by Dell as of the date of Mr. Rollins’s execution of this Agreement or the date Mr. Rollins’s employment with Dell ends, whichever is later. By way of illustration, and not by limitation, at the time of execution of this Agreement, the following companies are currently Direct Competitors: Hewlett-Packard, Lenovo, IBM, Gateway, Apple, Acer, and CDW. Mr. Rollins understands and agrees that the foregoing list of Direct Competitors represents an example of companies which compete with Dell in a material way, and are thus considered Dell Direct Competitors, and that other entities may be considered or become Dell Direct Competitors.
6. Mr. Rollins represents and agrees that, following the end of Mr. Rollins’s employment with Dell, Mr. Rollins will be willing and able to engage in employment not prohibited by this Agreement. If Mr. Rollins subsequently desires to pursue an opportunity prohibited by the terms of this Agreement, Mr. Rollins agrees to make written request to Michael Dell for a modification of the restrictions contained in this Agreement prior to pursuing the opportunity, such request to include the name and address of the entity or business concern involved (if any) and the title, nature, and duties of the activity Mr. Rollins wishes to pursue.
7. Dell and Mr. Rollins agree and believe that the terms of this Agreement are reasonable and do not impose a greater restraint than necessary to protect Dell’s Sensitive Information, goodwill and Dell’s other legitimate business interests. If a court of competent jurisdiction holds this not be the case, Dell and Mr. Rollins agree that the terms of this Agreement are hereby automatically reformed and rewritten to the extent necessary to make the Agreement valid and enforceable. Dell and Mr. Rollins also agree to request that the Court not invalidate or ignore the terms of this Agreement but instead to honor this

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provision by reforming or modifying any overbroad or otherwise invalid terms to the extent needed to render the terms valid and enforceable and then enforcing the Agreement as reformed or modified. It is the express intent of Dell and Mr. Rollins that the terms of this Agreement be enforced to the full extent permitted by law.
8. Mr. Rollins acknowledges and agrees that a violation of this Agreement would cause irreparable harm to Dell, and Mr. Rollins agrees that Dell will be entitled to an injunction restraining any violation or further violation of such provisions. In this connection, Mr. Rollins covenants that Mr. Rollins will not assert in any proceeding that any given violation or further violation of the covenants contained in this Agreement: (i) will not result in irreparable harm to Dell; or (ii) could be remedied adequately at law. Dell’s right to injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity.
9. This Agreement supplements Mr. Rollins’s other agreements regarding the protection of Dell’s Confidential Information. No waiver of this Agreement will be effective unless it is in writing and signed by Michael Dell. This Agreement may not be superseded by any other agreement between Mr. Rollins and Dell unless such agreement specifically and expressly states that it is intended to supersede the Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement between Mr. Rollins and Dell.
10. This Agreement is the result of negotiations by sophisticated Parties with the representation of counsel. The Parties represent and agree that in executing this Agreement they do not rely and have not relied upon any representation or statement made by any other party or by any other person or entity released herein with regard to the subject matter, basis or effect of this Agreement or otherwise, which is not specifically set forth herein. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the Parties.
I have carefully read this Agreement. I have been advised by counsel to the extent I desire. I understand and accept all the terms of this Agreement. I agree that I will continue to be bound by the provisions of this Agreement after my employment with Dell has ended for the time periods addressed in this Agreement.

Date:	February 13, 2007	/s/ Kevin B. Rollins

Kevin Rollins
“Mr. Rollins”

Date:	February 13, 2007	/s/ Michael S. Dell

Dell Inc.
By: Michael S. Dell